CREDIT SUISSE FUNDS

Annual Report

December 31, 2006

CREDIT SUISSE TRUST
■  SMALL CAP CORE I PORTFOLIO

Credit Suisse Trust (the "Trust") shares are not available directly to individual investors, but may be offered only through certain insurance products and pension and retirement plans.

The Trust's investment objectives, risks, charges and expenses (which should be considered carefully before investing), and more complete information about the Trust, are provided in the Prospectus, which should be read carefully before investing. You may obtain additional copies by calling 800-222-8977 or by writing to Credit Suisse Trust, P.O. Box 55030, Boston, MA 02205-5030.

Credit Suisse Asset Management Securities, Inc., Distributor, is located at Eleven Madison Ave., New York, NY 10010. The Trust is advised by Credit Suisse Asset Management, LLC.

The views of the Portfolio's management are as of the date of the letter and the Portfolio holdings described in this document are as of December 31, 2006; these views and Portfolio holdings may have changed subsequent to these dates. Nothing in this document is a recommendation to purchase or sell securities.

Portfolio shares are not deposits or other obligations of Credit Suisse Asset Management, LLC ("Credit Suisse") or any affiliate, are not FDIC-insured and are not guaranteed by Credit Suisse or any affiliate. Portfolio investments are subject to investment risks, including loss of your investment.

Credit Suisse Trust — Small Cap Core I Portfolio

Annual Investment Adviser's Report

December 31, 2006 (unaudited)

January 23, 2007

Dear Shareholder:

For the 12 months ended December 31, 2006, Credit Suisse Trust — Small Cap Core I Portfolio (the "Portfolio") had a gain of 4.77%, vs. an increase of 13.34% for the Russell 2000 Growth Index1 and a gain of 15.12% for the S&P SmallCap 600 Index (the "S&P 600").2

Market Review: Strong Growth Follows Reduced Oil Prices and Strong Corporate Earnings

For the 12-month period, global markets became more optimistic about risk. This was due to an abundance of liquidity in the financial system. Overall market volatility peaked in the spring, but ended the year roughly where it began, well below its 17-year historic average. Global equities, bonds, commodities, and real estate also rallied as a result of a more benign inflation outlook following a pause in interest rate hikes by the U.S. Federal Reserve in August, leaving the Fed Funds rate at 5.25%. Consequently, equity markets around the globe rebounded with the U.S. equity market, as measured by the S&P 500, gaining 15.79% for the year, while the S&P 600, a measure of small capitalization stocks, rose 15.12%.

Equity markets experienced a correction in late spring as short-lived worries about inflation grew and investor appetite for risk decreased temporarily. While concerns about the housing market still exist, reduced geopolitical risks, more bearable oil prices, and a robust corporate sector fueled strong growth in U.S. equity markets in the second half of 2006. On the macroeconomic front, real (inflation-adjusted) Gross Domestic Product (GDP) in the United States slowed in the third quarter as a result of still-subdued consumer spending and signs of a manufacturing slowdown combined with the increased drag from the deflation of the housing bubble. However, consumer confidence and home sales both rebounded in the fourth quarter.

In the small-cap S&P 600, telecommunications services stocks were the leading performers for 2006, returning 34.9% for the year. The materials and consumer staples economic sectors also posted strong returns, at 30.1% and 28.7%, respectively. Conversely, consumer discretionary (up 7.6%) and healthcare (up 8.5%) were the largest detractors to the performance of small caps overall.

Strategic Review and Outlook: Expecting Positives to Outweigh Negatives for 2007

For the year ended December 31, 2006, the Portfolio returned 4.77% as compared to 15.12% for the S&P 600.

While we believe the U.S. housing market is unlikely to rebound sharply, there is evidence that the market is stabilizing and that the potential spillover effect to

Credit Suisse Trust — Small Cap Core I Portfolio

Annual Investment Adviser's Report (continued)

December 31, 2006 (unaudited)

the general economy will be limited. Other indicators seem reasonably robust pointing to minimal risk of the U.S. economy slipping into recession in 2007. Inflation and short-term interest rates should remain greatly important as the Fed attempts to navigate its way to a "soft landing" for the U.S. economy. This is where the economy is weak enough to hold inflation in check but strong enough to keep employment and profits on a moderate growth path. Although inflation generally trended down in 2006, threats from the overall rate of economic expansion and the tightening labor market remain. The yield on the 10-year Treasury note fell through most of the latter half of the year to well below 5%. However, bond market participants now believe the Fed has finished tightening, with only a minor risk of future Fed easing.

While U.S. equity markets look a little stretched technically, we believe that positives should outweigh negatives in 2007 as long as geopolitical risks remain mitigated, oil prices stay off their August 2006 highs, corporate earnings growth remains robust, and the labor market remains accommodative. We anticipate, therefore, a good year for equity investors.

Effective December 1, 2006, the Portfolio's investment strategy changed to a quantitative approach. Securities are being selected using proprietary quantitative stock selection models rather than the more traditional fundamental analysis approach. The Portfolio was formerly known as Credit Suisse Trust — Small Cap Growth Portfolio. The name change became effective on December 1, 2006, coinciding with the change in the Portfolio's investment strategy. Also, the Credit Suisse Quantitative Strategies Group is now responsible for the day-to-day portfolio management of the Portfolio. The group currently consists of Joseph Cherian, William Weng and Todd Jablonski. Finally, under the Portfolio's previous investment strategy, the portfolio considered a "small" company to be one whose market capitalization was within the range of capitalizations of companies in the Russell 2000® Index. Under the Portfolio's new investment strategy, the portfolio managers apply the proprietary quantitative models described above to companies that are represented in the S&P 600, as well as other companies with similar attributes and capitalizations to the companies in the S&P 600. Please see the prospectus for more information.

The Credit Suisse Quantitative Strategies Group

Joseph Cherian

William Weng

Todd Jablonski

Credit Suisse Trust — Small Cap Core I Portfolio

Annual Investment Adviser's Report (continued)

December 31, 2006 (unaudited)

Because of the nature of the Portfolio's investments in special-situation, start-up and other small companies, an investment in the Portfolio may be more volatile and less liquid than investments in larger companies.

In addition to historical information, this report contains forward-looking statements, which may concern, among other things, domestic and foreign market, industry and economic trends and developments and government regulation and their potential impact on the Portfolio's investments. These statements are subject to risks and uncertainties and actual trends, developments and regulations in the future, and their impact on the Portfolio could be materially different from those projected, anticipated or implied. The Portfolio has no obligation to update or revise forward-looking statements.

Credit Suisse Trust — Small Cap Core I Portfolio

Annual Investment Adviser's Report (continued)

December 31, 2006 (unaudited)

Comparison of Change in Value of $10,000 Investment in the
Credit Suisse Trust — Small Cap Core I Portfolio and the Russell 2000®
Growth Index1 and the S&P SmallCap 600 Index2 for Ten Years.

Credit Suisse Trust — Small Cap Core I Portfolio

Annual Investment Adviser's Report (continued)

December 31, 2006 (unaudited)

Average Annual Returns as of December 31, 2006

1 Year	5 Years	10 Years	Since Inception[3]
4.77%	2.17%	3.83%	6.54%

Returns represent past performance and include change in share price and reinvestment of dividends and capital gains. Past performance cannot guarantee future results. The current performance of the Portfolio may be lower or higher than the figures shown. Returns and share price will fluctuate, and redemption value may be more or less than original cost. The performance results do not reflect the deduction of taxes that a shareholder would pay on portfolio distributions or the redemption of portfolio shares. Performance includes the effect of deducting expenses, but does not include charges and expenses attributable to any particular variable contract or plan. Accordingly, the Prospectus of the sponsoring Participating Insurance Company separate account or plan documents or other informational materials supplied by plan sponsors should be carefully reviewed for information on relevant charges and expenses. Excluding these charges and expenses from quotations of performance has the effect of increasing the performance quoted, and the effect of these charges should be considered when comparing performance to that of other mutual funds. Performance information current to the most recent month-end is available at www.credit-suisse.com/us.

1  The Russell 2000® Growth Index measures the performance of those companies in the Russell 2000® Index with higher price-to-book ratios and higher forecasted growth values. It is an unmanaged index of common stocks that includes reinvestment of dividends and is compiled by Frank Russell Company. Investors cannot invest directly in an index.

2  The S&P SmallCap 600 Index is a market capitalization-weighted index composed of 600 stocks, including reinvestment of dividends that is generally considered representative of small-sized U.S. companies. Investors cannot invest directly in an index.

3  Inception Date: 6/30/95.

Credit Suisse Trust — Small Cap Core I Portfolio

Annual Investment Adviser's Report (continued)

December 31, 2006 (unaudited)

Information About Your Portfolio's Expenses

As an investor of the Portfolio, you incur two types of costs: ongoing expenses and transaction costs. Ongoing expenses include management fees, distribution and service (12b-1) fees and other Portfolio expenses. Examples of transaction costs include sales charges (loads), redemption fees and account maintenance fees, which are not shown in this section and which would result in higher total expenses. The following table is intended to help you understand your ongoing expenses of investing in the Portfolio and to help you compare these expenses with the ongoing expenses of investing in other mutual funds. The table is based on an investment of $1,000 made at the beginning of the six month period ended December 31, 2006.

The table illustrates your Portfolio's expenses in two ways:

• Actual Portfolio Return. This helps you estimate the actual dollar amount of ongoing expenses paid on a $1,000 investment in the Portfolio using the Portfolio's actual return during the period. To estimate the expenses you paid over the period, simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the "Expenses Paid per $1,000" line under the share class you hold.

• Hypothetical 5% Portfolio Return. This helps you to compare your Portfolio's ongoing expenses with those of other mutual funds using the Portfolio's actual expense ratio and a hypothetical rate of return of 5% per year before expenses. Examples using a 5% hypothetical fund return may be found in the shareholder reports of other mutual funds. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period.

Please note that the expenses shown in these tables are meant to highlight your ongoing expenses only and do not reflect any transaction costs, such as sales charges (loads) or redemption fees. If these transaction costs had been included, your costs would have been higher. The "Expenses Paid per $1,000" line of the tables is useful in comparing ongoing expenses only and will not help you determine the relative total expenses of owning different funds.

Credit Suisse Trust — Small Cap Core I Portfolio

Annual Investment Adviser's Report (continued)

December 31, 2006 (unaudited)

Expenses and Value of a $1,000 Investment
for the six month period ended December 31, 2006

Actual Portfolio Return
Beginning Account Value 7/1/06	$1,000.00
Ending Account Value 12/31/06	$1,009.10
Expenses Paid per $1,000*	$5.52
Hypothetical 5% Portfolio Return
Beginning Account Value 7/1/06	$1,000.00
Ending Account Value 12/31/06	$1,019.71
Expenses Paid per $1,000*	$5.55
Annualized Expense Ratios*	1.09%

*  Expenses are equal to the Portfolio's annualized expense ratio multiplied by the average account value over the period, multiplied by the number of days in the most recent fiscal half year period, then divided by 365.

The "Expenses Paid per $1,000" and the "Annualized Expense Ratios" in the tables are based on actual expenses paid by the Portfolio during the period, net of fee waivers and/or expense reimbursements. If those fee waivers and/or expense reimbursements had not been in effect, the Portfolio's actual expenses would have been higher. Expenses do not reflect additional charges and expenses that are, or may be, imposed under the variable contracts or plans. Such charges and expenses are described in the prospectus of the insurance company separate account or in the plan documents or other informational materials supplied by plan sponsors. The Portfolio's expenses should be considered with these charges and expenses in evaluating the overall cost of investing in the separate account.

For more information, please refer to the Portfolio's prospectus.

Credit Suisse Trust — Small Cap Core I Portfolio

Annual Investment Adviser's Report (continued)

December 31, 2006 (unaudited)

SECTOR BREAKDOWN*

*  Expressed as a percentage of total investments (excluding security lending collateral) and may vary over time.

Credit Suisse Trust — Small Cap Core I Portfolio

Schedule of Investments

December 31, 2006

	Number of Shares	Value
COMMON STOCKS (94.6%)
Aerospace & Defense (1.2%)
Aeroflex, Inc.*	47,200	$553,184
Armor Holdings, Inc.*§	55,500	3,044,175
Curtiss-Wright Corp.§	10,400	385,632
EDO Corp.§	42,600	1,011,324
		4,994,315
Airlines (1.1%)
Expressjet Holdings, Inc.*§	128,300	1,039,230
Skywest, Inc.§	133,300	3,400,483
		4,439,713
Auto Components (1.4%)
Accuride Corp.*§	319,300	3,595,318
American Axle & Manufacturing Holdings, Inc.§	115,100	2,185,749
		5,781,067
Banks (5.8%)
Boston Private Financial Holdings, Inc.§	17,500	493,675
Central Pacific Financial Corp.§	18,400	713,184
Chittenden Corp.§	27,800	853,182
East West Bancorp, Inc.§	63,200	2,238,544
First BanCorp.	64,300	612,779
First Midwest Bancorp, Inc.§	9,900	382,932
FirstFed Financial Corp.*§	74,100	4,962,477
Glacier Bancorp, Inc.§	15,600	381,264
Hanmi Financial Corp.§	27,100	610,563
Independent Bank Corp.§	16,300	412,227
Independent Bank Corp./MA§	39,100	1,408,773
Nara Bancorp, Inc.	20,500	428,860
Prosperity Bancshares, Inc.§	135,600	4,679,556
Signature Bank*	20,700	641,286
South Financial Group, Inc.§	14,100	374,919
Sterling Bancshares, Inc.§	84,750	1,103,445
SVB Financial Group*§	21,800	1,016,316
Umpqua Holdings Corp.§	31,600	929,988
Whitney Holding Corp.	51,500	1,679,930
		23,923,900
Biotechnology (1.1%)
Kendle International, Inc.*§	93,100	2,927,995
LifeCell Corp.*§	43,100	1,040,434
Viropharma, Inc.*§	23,900	349,896
		4,318,325
Building Products (1.3%)
Lamson & Sessions Co.*§	29,200	708,392
Lennox International, Inc.§	76,600	2,344,726
NCI Building Systems, Inc.*§	12,900	667,575
PGT, Inc.*§	112,500	1,423,125
		5,143,818

See Accompanying Notes to Financial Statements.

Credit Suisse Trust — Small Cap Core I Portfolio

Schedule of Investments (continued)

December 31, 2006

	Number of Shares	Value
COMMON STOCKS
Chemicals (1.2%)
Georgia Gulf Corp.§	116,000	$2,239,960
H.B. Fuller Co.	84,900	2,192,118
PolyOne Corp.*§	84,000	630,000
		5,062,078
Commercial Services & Supplies (4.9%)
Administaff, Inc.	8,800	376,376
Global Payments, Inc.§	22,500	1,041,750
Headwaters, Inc.*§	66,100	1,583,756
Heidrick & Struggles International, Inc.*	23,700	1,003,932
John H. Harland Co.	41,200	2,068,240
Kenexa Corp.*§	25,100	834,826
Labor Ready, Inc.*§	33,100	606,723
PeopleSupport, Inc.*	117,600	2,475,480
Tetra Tech, Inc.*§	69,100	1,250,019
Vertrue, Inc.*§	11,200	430,192
Viad Corp .	91,900	3,731,140
Watson Wyatt Worldwide, Inc. Class A§	107,200	4,840,080
		20,242,514
Commingled Fund (4.5%)
iShares Russell 2000 Growth Index Fund§	238,000	18,718,700
Communications Equipment (0.5%)
Comtech Telecommunications Corp.*§	37,500	1,427,625
Symmetricom, Inc.*§	50,000	446,000
		1,873,625
Computers & Peripherals (0.8%)
Komag, Inc.*§	89,800	3,401,624
Construction & Engineering (0.9%)
EMCOR Group, Inc.*	41,400	2,353,590
URS Corp.*	30,600	1,311,210
		3,664,800
Containers & Packaging (0.9%)
Greif, Inc. Class A§	32,200	3,812,480
Distributors (0.4%)
Core-Mark Holding Company, Inc.*§	42,100	1,408,245
Pool Corp.§	9,000	352,530
		1,760,775
Diversified Financials (2.9%)
ASTA Funding, Inc.§	15,600	474,864
Cash America International, Inc.	50,800	2,382,520
Investment Technology Group, Inc.*§	85,300	3,657,664
Piper Jaffray Companies, Inc.*§	6,200	403,930
Portfolio Recovery Associates, Inc.*§	24,800	1,157,912
SWS Group, Inc.§	42,400	1,513,680
World Acceptance Corp.*§	51,200	2,403,840
		11,994,410

See Accompanying Notes to Financial Statements.

Credit Suisse Trust — Small Cap Core I Portfolio

Schedule of Investments (continued)

December 31, 2006

	Number of Shares	Value
COMMON STOCKS
Diversified Telecommunication Services (0.8%)
Cbeyond, Inc.*§	66,700	$2,040,353
Eschelon Telecom, Inc.*§	66,800	1,323,308
		3,363,661
Electric Utilities (1.4%)
CH Energy Group, Inc.§	8,400	443,520
Cleco Corp.	62,300	1,571,829
El Paso Electric Co.*§	34,800	848,076
UIL Holdings Corp.	11,100	468,309
Unisource Energy Corp.§	61,600	2,250,248
		5,581,982
Electronic Equipment & Instruments (4.1%)
Anixter International, Inc.*§	39,100	2,123,130
Benchmark Electronics, Inc.*§	147,600	3,595,536
Itron, Inc.*§	44,400	2,301,696
Littelfuse, Inc.*§	46,100	1,469,668
Methode Electronics, Inc.	38,400	415,872
Roper Industries, Inc.§	47,000	2,361,280
Trimble Navigation, Ltd.*	19,000	963,870
Varian, Inc.*§	79,400	3,556,326
		16,787,378
Energy Equipment & Services (4.6%)
Allis-Chalmers Energy, Inc.*§	95,600	2,202,624
Atwood Oceanics, Inc.*§	16,900	827,593
Lone Star Technologies, Inc.*	7,100	343,711
Lufkin Industries, Inc.	36,500	2,119,920
Seacor Holdings, Inc.*§	57,900	5,740,206
TETRA Technologies, Inc.*§	94,200	2,409,636
UNIT CORP*	110,600	5,358,570
		19,002,260
Food & Drug Retailing (1.4%)
Longs Drug Stores Corp.	73,700	3,123,406
Nash Finch Co.§	42,300	1,154,790
Performance Food Group Co.*§	52,800	1,459,392
		5,737,588
Food Products (1.3%)
Corn Products International, Inc.§	100,600	3,474,724
Delta & Pine Land Co.	47,100	1,905,195
		5,379,919
Gas Utilities (2.5%)
Atmos Energy Corp.	62,100	1,981,611
Energen Corp.	59,300	2,783,542
Northwest Natural Gas Co.§	9,800	415,912
Petrohawk Energy Corp.*§	122,800	1,412,200
Southwest Gas Corp.§	44,100	1,692,117
UGI Corp.	76,700	2,092,376
		10,377,758

See Accompanying Notes to Financial Statements.

Credit Suisse Trust — Small Cap Core I Portfolio

Schedule of Investments (continued)

December 31, 2006

	Number of Shares	Value
COMMON STOCKS
Healthcare Equipment & Supplies (4.1%)
ArthroCare Corp.*§	89,400	$3,568,848
Immucor, Inc.*	16,000	467,680
LCA-Vision, Inc.§	10,500	360,780
Mentor Corp.§	86,100	4,207,707
Meridian Bioscience, Inc.§	149,500	3,667,235
Neurometrix, Inc.*	52,200	778,302
Noven Pharmaceuticals, Inc.*	40,900	1,040,905
Respironics, Inc.*	10,300	388,825
Surmodics, Inc.*§	43,100	1,341,272
The Cooper Companies, Inc.§	28,200	1,254,900
		17,076,454
Healthcare Providers & Services (3.3%)
Amedisys, Inc.*§	12,533	411,971
AMERIGROUP Corp.*	140,400	5,038,956
AmSurg Corp.*	42,100	968,300
Centene Corp.*§	14,100	346,437
Gentiva Health Services, Inc.*§	35,200	670,912
PAREXEL International Corp.*§	43,200	1,251,504
Psychiatric Solutions, Inc.*§	68,500	2,570,120
Sierra Health Services, Inc.*§	61,200	2,205,648
		13,463,848
Hotels, Restaurants & Leisure (3.3%)
CKE Restaurants, Inc.§	144,800	2,664,320
Live Nation, Inc.*§	79,900	1,789,760
Multimedia Games, Inc.*§	39,300	377,280
P.F. Chang's China Bistro, Inc.*§	71,300	2,736,494
Panera Bread Co. Class A*§	19,800	1,107,018
Papa John's International, Inc.*§	11,900	345,219
Rare Hospitality International, Inc.*§	76,300	2,512,559
Red Robin Gourmet Burgers, Inc.*§	44,200	1,584,570
WMS Industries, Inc.*§	14,600	508,956
		13,626,176
Household Durables (0.3%)
Toro Co.§	25,700	1,198,391
Household Products (0.1%)
WD-40 Co.	16,000	557,920
Industrial Conglomerates (0.9%)
Carlisle Companies, Inc.§	49,200	3,862,200
Insurance (4.4%)
Argonaut Group, Inc.*§	87,000	3,032,820
Delphi Financial Group, Inc. Class A§	32,900	1,331,134
Hanover Insurance Group, Inc.	68,900	3,362,320
Hilb Rogal and Hobbs Co.§	32,600	1,373,112
Max Re Capital, Ltd.	15,400	382,228

See Accompanying Notes to Financial Statements.

Credit Suisse Trust — Small Cap Core I Portfolio

Schedule of Investments (continued)

December 31, 2006

	Number of Shares	Value
COMMON STOCKS
Insurance
Philadelphia Consolidated Holding Corp.*§	59,800	$2,664,688
ProAssurance Corp.*§	21,400	1,068,288
Safety Insurance Group, Inc.§	17,300	877,283
Selective Insurance Group, Inc.	20,800	1,191,632
Tower Group, Inc.	89,600	2,783,872
		18,067,377
Internet & Catalog Retail (0.9%)
Insight Enterprises, Inc.*§	68,900	1,300,143
Nutri/System, Inc.*§	30,100	1,908,039
School Specialty, Inc.*§	12,300	461,127
		3,669,309
Internet Software & Services (1.9%)
Allscripts Heathcare Solutions, Inc.*§	92,556	2,498,086
Digital River, Inc.*§	29,600	1,651,384
Infospace, Inc.*§	50,000	1,025,500
Knot, Inc.*§	13,400	351,616
United Online, Inc.§	93,600	1,243,008
ValueClick, Inc.*§	38,700	914,481
		7,684,075
IT Consulting & Services (0.2%)
Agilysys, Inc.§	24,000	401,760
SRA International, Inc. Class A*	22,500	601,650
		1,003,410
Leisure Equipment & Products (0.7%)
Jakks Pacific, Inc.*	43,200	943,488
RC2 Corp.*	30,700	1,350,800
Smith & Wesson Holding Corp.*§	59,900	619,366
		2,913,654
Machinery (4.2%)
Ceradyne, Inc.*§	79,800	4,508,700
Enpro Industries, Inc.*§	30,900	1,026,189
Gardner Denver, Inc.*§	96,000	3,581,760
IDEX Corp.§	35,400	1,678,314
Manitowoc Company, Inc.	64,900	3,857,007
Mueller Industries, Inc.	56,100	1,778,370
Navistar International Corp.*§	31,200	1,043,016
		17,473,356
Media (1.1%)
aQuantive, Inc.*§	129,300	3,188,538
Scholastic Corp.*§	11,000	394,240
Sonic Solutions*§	70,300	1,145,890
		4,728,668

See Accompanying Notes to Financial Statements.

Credit Suisse Trust — Small Cap Core I Portfolio

Schedule of Investments (continued)

December 31, 2006

	Number of Shares	Value
COMMON STOCKS
Metals & Mining (3.2%)
Carpenter Technology Corp.§	45,800	$4,695,416
Cleveland-Cliffs, Inc.§	66,300	3,211,572
Metal Management, Inc.§	47,400	1,794,090
Quanex Corp.§	101,500	3,510,885
		13,211,963
Multiline Retail (0.4%)
Bon-Ton Stores, Inc.§	49,400	1,711,710
Oil & Gas (3.6%)
Cimarex Energy Co.§	51,900	1,894,350
Comstock Resources, Inc.*§	96,400	2,994,184
EXCO Resources, Inc.*§	218,700	3,698,217
Forest Oil Corp.*	53,800	1,758,184
Frontier Oil Corp.§	70,400	2,023,296
Helix Energy Solutions Group, Inc.*§	34,300	1,075,991
Swift Energy Co.*§	7,300	327,113
Western Refining, Inc.§	37,900	964,934
		14,736,269
Paper & Forest Products (0.4%)
Potlatch Corp.§	36,300	1,590,666
Pharmaceuticals (1.4%)
Adams Respiratory Therapeutics, Inc.*§	45,300	1,848,693
Alpharma, Inc. Class A*§	85,100	2,050,910
Sciele Pharma, Inc.*§	81,200	1,948,800
		5,848,403
Real Estate (2.8%)
Arbor Realty Trust, Inc.§	21,000	631,890
BioMed Realty Trust, Inc.	14,200	406,120
Colonial Properties Trust	45,400	2,128,352
DiamondRock Hospitality Co.	83,000	1,494,830
Entertainment Properties Trust§	26,500	1,548,660
Innkeepers USA Trust§	57,600	892,800
Lexington Realty Trust	61,700	1,383,314
MFA Mortgage Investments, Inc.	88,800	682,872
National Health Investors, Inc.§	13,000	429,000
Williams Scotsman International, Inc.*§	109,400	2,146,428
		11,744,266
Road & Rail (0.8%)
Arkansas Best Corp.§	92,500	3,330,000
Semiconductor Equipment & Products (3.8%)
Advanced Energy Industries, Inc.*§	44,200	834,054
Cabot Microelectronics Corp.*§	15,200	515,888
Diodes, Inc.*§	81,300	2,884,524
ON Semiconductor Corp.*§	330,600	2,502,642
Photronics, Inc.*§	88,500	1,446,090

See Accompanying Notes to Financial Statements.

Credit Suisse Trust — Small Cap Core I Portfolio

Schedule of Investments (continued)

December 31, 2006

	Number of Shares	Value
COMMON STOCKS
Semiconductor Equipment & Products
Tessera Technologies, Inc.*§	93,800	$3,783,892
Varian Semiconductor Equipment Associates, Inc.*§	80,000	3,641,600
		15,608,690
Software (2.2%)
Cerner Corp.*§	45,300	2,061,150
Dendrite International, Inc.*	53,800	576,198
Inter-Tel, Inc.§	44,700	990,552
Manhattan Associates, Inc.*	43,200	1,299,456
Progress Software Corp.*§	40,600	1,133,958
Quality Systems, Inc.§	29,100	1,084,557
TradeStation Group, Inc.*	133,600	1,837,000
		8,982,871
Specialty Retail (3.6%)
Aaron Rents, Inc.	52,900	1,522,462
Building Materials Holding Corp.§	63,600	1,570,284
Charming Shoppes, Inc.*§	27,200	368,016
Children's Place Retail Stores, Inc.*§	32,500	2,064,400
Christopher & Banks Corp.§	82,500	1,539,450
DSW, Inc. Class A*§	61,000	2,352,770
Guitar Center, Inc.*§	18,200	827,372
Men's Wearhouse, Inc.	33,400	1,277,884
Select Comfort Corp.*§	87,300	1,518,147
Sonic Automotive, Inc. Class A§	18,900	548,856
Stage Stores, Inc.§	18,300	556,137
Tween Brands, Inc.*§	20,600	822,558
		14,968,336
Textiles & Apparel (1.9%)
Deckers Outdoor Corp.*§	47,400	2,841,630
K-Swiss, Inc. Class A§	42,100	1,294,154
Warnaco Group, Inc.*	138,800	3,522,744
Wolverine World Wide, Inc.§	12,600	359,352
		8,017,880
Tobacco (0.1%)
Schweitzer-Mauduit International, Inc.§	17,800	463,690
TOTAL COMMON STOCKS (Cost $385,787,735)		390,902,272
WARRANTS (0.0%)
Chemicals (0.0%)
Pacific Ethanol, Inc., strike price $31.55, expires 02/28/07* (Cost $0)	98,199	0

See Accompanying Notes to Financial Statements.

Credit Suisse Trust — Small Cap Core I Portfolio

Schedule of Investments (continued)

December 31, 2006

	Number of Shares	Value
SHORT-TERM INVESTMENTS (33.4%)
State Street Navigator Prime Portfolio§§	117,170,355	$117,170,355
	Par (000)
State Street Bank and Trust Co. Euro Time Deposit, 4.100%, 1/02/07‡‡	$21,048	21,048,000
TOTAL SHORT-TERM INVESTMENTS (Cost $138,218,355)		138,218,355
TOTAL INVESTMENTS AT VALUE (128.0%) (Cost $524,006,090)		529,120,627
LIABILITIES IN EXCESS OF OTHER ASSETS (-28.0%)		(115,785,365)
NET ASSETS (100.0%)		$413,335,262

*  Non-income producing security.

§  Security or a portion thereof is on loan.

§§  Represents security purchased with cash collateral received for securities on loan.

‡‡  Collateral segregated for futures contracts.

See Accompanying Notes to Financial Statements.

Credit Suisse Trust — Small Cap Core I Portfolio

Statement of Assets and Liabilities

December 31, 2006

Assets
Investments at value, including collateral for securities on loan of $117,170,355 (Cost $524,006,090) (Note 2)	$529,120,627[1]
Cash	663
Cash segregated at broker for futures contracts	1,600,000
Dividend and interest receivable	282,270
Receivable for portfolio shares sold	790
Prepaid expenses and other assets	25,681
Total Assets	531,030,031
Liabilities
Advisory fee payable (Note 3)	250,132
Administrative services fee payable (Note 3)	61,381
Payable upon return of securities loaned (Note 2)	117,170,355
Variation margin payable	81,247
Payable for portfolio shares redeemed	327
Other accrued expenses payable	131,327
Total Liabilities	117,694,769
Net Assets
Capital stock, $0.001 par value (Note 6)	26,501
Paid-in capital (Note 6)	486,586,937
Undistributed net investment income	755
Accumulated net realized loss on investments and futures transactions	(78,371,868)
Net unrealized appreciation from investments and futures transactions	5,092,937
Net Assets	$413,335,262
Shares outstanding	26,500,978
Net asset value, offering price and redemption price per share	$15.60

1  Including $114,471,483 of securities on loan.

See Accompanying Notes to Financial Statements.

Credit Suisse Trust — Small Cap Core I Portfolio

Statement of Operations

For the Year Ended December 31, 2006

Investment Income (Note 2)
Dividends	$819,646
Interest	502,838
Securities lending	486,612
Foreign taxes withheld	(450)
Total investment income	1,808,646
Expenses
Investment advisory fees (Note 3)	4,427,559
Administrative services fees (Note 3)	749,401
Printing fees (Note 3)	173,264
Audit and tax fees	57,860
Custodian fees	50,509
Insurance expense	43,188
Legal fees	22,238
Commitment fees (Note 4)	12,793
Transfer agent fees	6,123
Trustees' fees	2,997
Interest expense (Note 4)	1,836
Miscellaneous expense	16,508
Total expenses	5,564,276
Net investment loss	(3,755,630)
Net Realized and Unrealized Gain (Loss) from Investments
Net realized gain from investments	50,761,742
Net realized loss on futures contracts	(59,647)
Net change in unrealized appreciation (depreciation) from investments	(23,461,708)
Net change in unrealized appreciation (depreciation) from futures transactions	(21,600)
Net realized and unrealized gain (loss) from investments	27,218,787
Net increase in net assets resulting from operations	$23,463,157

See Accompanying Notes to Financial Statements.

Credit Suisse Trust — Small Cap Core I Portfolio

Statements of Changes in Net Assets

	For the Year Ended December 31, 2006	For the Year Ended December 31, 2005
From Operations
Net investment loss	$(3,755,630)	$(5,406,158)
Net realized gain on investments and futures contracts	50,702,095	68,108,464
Net change in unrealized appreciation (depreciation) from investments and futures contracts	(23,483,308)	(83,839,851)
Net increase (decrease) in net assets resulting from operations	23,463,157	(21,137,545)
From Capital Share Transactions (Note 6)
Proceeds from sale of shares	13,448,844	14,297,997
Net asset value of shares redeemed	(180,953,431)	(202,887,845)
Net decrease in net assets from capital share transactions	(167,504,587)	(188,589,848)
Net decrease in net assets	(144,041,430)	(209,727,393)
Net Assets
Beginning of year	557,376,692	767,104,085
End of year	$413,335,262	$557,376,692
Undistributed net investment income	$755	$—

See Accompanying Notes to Financial Statements.

Credit Suisse Trust — Small Cap Core I Portfolio

Financial Highlights

(For a Share of the Portfolio Outstanding Throughout Each Year)

	For the Year Ended December 31,
	2006	2005	2004	2003	2002
Per share data
Net asset value, beginning of year	$14.89	$15.30	$13.80	$9.29	$14.01
INVESTMENT OPERATIONS
Net investment loss	(0.14)	(0.14)	(0.14)	(0.10)	(0.11)
Net gain (loss) on investments (both realized and unrealized)	0.85	(0.27)	1.64	4.61	(4.61)
Total from investment operations	0.71	(0.41)	1.50	4.51	(4.72)
Net asset value, end of year	$15.60	$14.89	$15.30	$13.80	$9.29
Total return[1]	4.77%	(2.68)%	10.87%	48.55%	(33.69)%
RATIOS AND SUPPLEMENTAL DATA
Net assets, end of year (000s omitted)	$413,335	$557,377	$767,104	$775,347	$501,613
Ratio of expenses to average net assets	1.11%	1.14%	1.10%	1.12%	1.14%
Ratio of net investment loss to average net assets	(0.75)%	(0.84)%	(0.92)%	(0.97)%	(0.94)%
Portfolio turnover rate	208%	82%	99%	76%	69%

1  Total returns are historical and assume changes in share price and reinvestment of all dividends and distributions. Total returns do not reflect charges and expenses attributable to any particular variable contract or plan.

See Accompanying Notes to Financial Statements.

Credit Suisse Trust — Small Cap Core I Portfolio

Notes to Financial Statements

December 31, 2006

Note 1. Organization

Credit Suisse Trust (the "Trust") is an open-end management investment company registered under the Investment Company Act of 1940, as amended, and currently offers nine managed investment portfolios of which one, the Small Cap Core I Portfolio (the "Portfolio"), is included in this report. The Portfolio is a diversified investment fund that seeks capital growth. Shares of the Portfolio are not available directly to individual investors but may be offered only through (a) variable annuity contracts and variable life insurance contracts offered by separate accounts of certain insurance companies and (b) tax-qualified pension and retirement plans. The Portfolio may not be available in connection with a particular contract or plan. The Trust was organized under the laws of the Commonwealth of Massachusetts as a business trust on March 15, 1995. Effective December 1, 2006, the name of Small Cap Core I Portfolio was changed from Small Cap Growth Portfolio.

Note 2. Significant Accounting Policies

A) SECURITY VALUATION — The net asset value of the Portfolio is determined daily as of the close of regular trading on the New York Stock Exchange, Inc. (the "Exchange") on each day the Exchange is open for business. Equity investments are valued at market value, which is generally determined using the closing price on the exchange or market on which the security is primarily traded at the time of valuation (the "Valuation Time"). If no sales are reported, equity investments are generally valued at the most recent bid quotation as of the Valuation Time or at the lowest asked quotation in the case of a short sale of securities. Debt securities with a remaining maturity greater than 60 days are valued in accordance with the price supplied by a pricing service, which may use a matrix, formula or other objective method that takes into consideration market indices, yield curves and other specific adjustments. Debt obligations that will mature in 60 days or less are valued on the basis of amortized cost, which approximates market value, unless it is determined that using this method would not represent fair value. Investments in mutual funds are valued at the mutual fund's closing net asset value per share on the day of valuation. Securities and other assets for which market quotations are not readily available, or whose values have been materially affected by events occurring before the Portfolio's Valuation Time but after the close of the securities' primary markets, are valued at fair value as determined in good faith by, or under the direction of, the Board of Trustees under procedures established by the Board of Trustees. The Portfolio may utilize a service provided by an independent third party which has been approved by the Board of Trustees to fair value certain securities. When

Credit Suisse Trust — Small Cap Core I Portfolio

Notes to Financial Statements (continued)

December 31, 2006

Note 2. Significant Accounting Policies

fair-value pricing is employed, the prices of securities used by a portfolio to calculate its net asset value may differ from quoted or published prices for the same securities.

B) SECURITY TRANSACTIONS AND INVESTMENT INCOME — Security transactions are accounted for on a trade date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date. The cost of investments sold is determined by use of the specific identification method for both financial reporting and income tax purposes.

C) DIVIDENDS AND DISTRIBUTIONS TO SHAREHOLDERS — Dividends from net investment income and distributions of net realized capital gains, if any, are declared and paid at least annually. However, to the extent that a net realized capital gain can be reduced by a capital loss carryforward, such gain will not be distributed. Income and capital gain distributions are determined in accordance with federal income tax regulations, which may differ from accounting principles generally accepted in the United States of America ("GAAP").

D) FEDERAL INCOME TAXES — No provision is made for federal taxes as it is the Trust's intention to have the Portfolio continue to qualify for and elect the tax treatment applicable to regulated investment companies under the Internal Revenue Code of 1986, as amended, and to make the requisite distributions to its shareholders, which will be sufficient to relieve it from federal income and excise taxes.

E) USE OF ESTIMATES — The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

F) SHORT-TERM INVESTMENTS — The Portfolio, together with other funds/portfolios advised by Credit Suisse Asset Management, LLC ("Credit Suisse"), an indirect, wholly-owned subsidiary of Credit Suisse Group, pools available cash into either a short-term variable rate time deposit issued by State Street Bank and Trust Company ("SSB"), the Portfolio's custodian, or a money market fund advised by Credit Suisse. The short-term time deposit issued by SSB is a variable rate account classified as a short-term investment.

G) FUTURES — The Portfolio may enter into futures contracts to the extent permitted by its investment policies and objectives. Upon entering into a futures contract, the Fund is required to deposit cash or pledge U.S. Government

Credit Suisse Trust — Small Cap Core I Portfolio

Notes to Financial Statements (continued)

December 31, 2006

Note 2. Significant Accounting Policies

securities as initial margin. Subsequent payments, which are dependent on the daily fluctuations in the value of the underlying instrument, are made or received by the Portfolio each day (daily variation margin) and are recorded as unrealized gains or losses until the contracts are closed.

When the contracts are closed, the Portfolio records a realized gain or loss equal to the difference between the proceeds from (or cost of) the closing transactions and the Portfolio's basis in the contracts. Risks of entering into futures contracts for hedging purposes include the possibility that a change in the value of the contract may not correlate with the changes in the value of the underlying instruments. In addition, the purchase of a futures contract involves the risk that the Portfolio could lose more than the original margin deposit and subsequent payments required for a futures transaction. At December 31, 2006, the Portfolio had the following open futures contracts:

Futures Contracts	Number of Contracts	Expiration Date	Contract Amount	Contract Value	Unrealized Depreciation
Russell Mini 2000 Index Futures	50	03/16/07	$3,996,100	$3,974,500	$(21,600)

H) SECURITIES LENDING — Loans of securities are required at all times to be secured by collateral at least equal to 102% of the market value of domestic securities on loan (including any accrued interest thereon) and 105% of the market value of foreign securities on loan (including any accrued interest thereon). Cash collateral received by the Portfolio in connection with securities lending activity may be pooled together with cash collateral for other funds/portfolios advised by Credit Suisse and may be invested in a variety of investments, including certain Credit Suisse-advised funds, funds advised by SSB, the Portfolio's securities lending agent, or money market instruments. However, in the event of default or bankruptcy by the other party to the agreement, realization and/or retention of the collateral may be subject to legal proceedings.

SSB has been engaged by the Portfolio to act as the Portfolio's securities lending agent. The Portfolio's securities lending arrangement provides that the Portfolio and SSB will share the net income earned from securities lending activities. During the year ended December 31, 2006, total earnings from the Portfolio's investment in cash collateral received in connection with securities lending arrangements was $5,862,617, of which $5,262,649 was rebated to borrowers (brokers). The Portfolio retained $486,612 in income from the cash collateral investment, and SSB, as lending agent, was paid $113,356. The Portfolio may also be entitled to certain minimum amounts of

Credit Suisse Trust — Small Cap Core I Portfolio

Notes to Financial Statements (continued)

December 31, 2006

Note 2. Significant Accounting Policies

income from its securities lending activities. Securities lending income is accrued as earned.

I) OTHER — The Portfolio may invest up to 15% of its net assets in non-publicly traded securities. Non-publicly traded securities may be less liquid than publicly traded securities. Although these securities may be resold in privately negotiated transactions, the prices realized from such sales could differ from the price originally paid by the Portfolio or the current carrying values, and the difference could be material.

Note 3. Transactions with Affiliates and Related Parties

Credit Suisse serves as investment adviser for the Portfolio. For its investment advisory services, Credit Suisse was entitled to receive a fee from the Portfolio at an annual rate of 0.90% of the Portfolio's average daily net assets through November 30, 2006. Effective December 1, 2006, Credit Suisse agreed to change the investment advisory fee of the Portfolio from 0.90% to 0.70%. For the year ended December 31, 2006, investment advisory fees earned were $4,427,559.

Credit Suisse Asset Management Securities, Inc. ("CSAMSI"), an affiliate of Credit Suisse, and SSB serve as co-administrators to the Portfolio. For its co-administrative services, CSAMSI received a fee calculated at an annual rate of 0.10% of the Portfolio's average daily net assets through November 30, 2006. Effective December 1, 2006, the co-administrative fee was reduced to an annual rate of 0.09%. For the year ended December 31, 2006, co-administrative services fees earned by CSAMSI were $496,318.

For its co-administrative services, SSB receives a fee, exclusive of out-of-pocket expenses, calculated in total for all the Credit Suisse funds/portfolios co-administered by SSB and allocated based upon relative average net assets of each fund/portfolio, subject to an annual minimum fee. For the year ended December 31, 2006, co-administrative services fees earned by SSB (including out-of-pocket expenses) were $253,083.

In addition to serving as the Portfolio's co-administrator, CSAMSI currently serves as distributor of the Portfolio's shares without compensation.

Merrill Corporation ("Merrill"), an affiliate of Credit Suisse, has been engaged by the Portfolio to provide certain financial printing and fulfillment services. For the year ended December 31, 2006, Merrill was paid $4,237 for its services to the Portfolio.

Credit Suisse Trust — Small Cap Core I Portfolio

Notes to Financial Statements (continued)

December 31, 2006

Note 4. Line of Credit

The Portfolio, together with other funds/portfolios advised by Credit Suisse (collectively, the "Participating Funds"), participates in a $75 million committed, unsecured line of credit facility ("Credit Facility") for temporary or emergency purposes with Deutsche Bank, A.G. as administrative agent and syndication agent and SSB as operations agent. Under the terms of the Credit Facility, the Participating Funds pay an aggregate commitment fee at a rate of 0.10% per annum on the average unused amount of the Credit Facility, which is allocated among the Participating Funds in such manner as is determined by the governing Boards of the Participating Funds. In addition, the Participating Funds pay interest on borrowings at the Federal Funds rate plus 0.50%. At December 31, 2006, the Portfolio had no loans outstanding under the Credit Facility. During the year ended December 31, 2006, the Portfolio had borrowings under the Credit Facility as follows:

Average Daily Loan Balance	Weighted Average Interest Rate%	Maximum Daily Loan Outstanding
$6,009,500	5.500%	$7,003,000

Note 5. Purchases and Sales of Securities

For the year ended December 31, 2006, purchases and sales of investment securities (excluding short-term investments) were $1,016,703,377 and $1,190,832,104, respectively.

Note 6. Capital Share Transactions

The Trust is authorized to issue an unlimited number of full and fractional shares of beneficial interest, $.001 par value per share. Transactions in capital shares of the Portfolio were as follows:

	For the Year Ended December 31, 2006	For the Year Ended December 31, 2005
Shares sold	819,680	960,940
Shares redeemed	(11,749,498)	(13,667,854)
Net decrease	(10,929,818)	(12,706,914)

On December 31, 2006, the number of shareholders that held 5% or more of the outstanding shares of the Portfolio was as follows:

Number of Shareholders	Approximate Percentage of Outstanding Shares
3	84%

Some of the shareholders are omnibus accounts, which hold shares on behalf of individual shareholders.

Credit Suisse Trust — Small Cap Core I Portfolio

Notes to Financial Statements (continued)

December 31, 2006

Note 7. Federal Income Taxes

Income and capital gain distributions are determined in accordance with federal income tax regulations, which may differ from GAAP.

The tax basis of components of distributable earnings differ from the amounts reflected in the Statement of Assets and Liabilities by temporary book/tax differences. These differences are primarily due to losses deferred on wash sales, unused capital loss carryforwards, dividends received from Real Estate Investment Trusts and mark to market on futures contracts.

At December 31, 2006, the components of distributable earnings on a tax basis for the Portfolio were as follows:

Accumulated net realized loss	$(78,232,847)
Unrealized appreciation	4,954,671
$(73,278,176)

At December 31, 2006, the Portfolio had capital loss carryforwards available to offset possible future capital gains as follows:

Expires December 31,
2010	2011
$72,974,660	$5,258,187

During the tax year ended December 31, 2006, the Portfolio utilized $47,386,124 of the capital loss carryforwards.

It is uncertain that the Portfolio will realize the full benefit of these losses prior to expiration.

At December 31, 2006, the identified cost for federal income tax purposes, as well as the gross unrealized appreciation from investments for those securities having an excess of value over cost, gross unrealized depreciation from investments for those securities having an excess of cost over value and the net unrealized appreciation from investments were $524,165,956, $15,757,509, ($10,802,838) and $4,954,671, respectively.

At December 31, 2006, the Portfolio reclassified $3,756,385 to net investment loss and $19,242 to accumulated net realized loss from investments, adjusting paid in capital for current period permanent book/tax differences which arose principally from differing book/tax treatments of net operating losses and dividends received from Real Estate Investment Trusts. Net assets were not affected by these reclassifications.

Credit Suisse Trust — Small Cap Core I Portfolio

Notes to Financial Statements (continued)

December 31, 2006

Note 8. Contingencies

In the normal course of business, the Portfolio may provide general indemnifications pursuant to certain contracts and organizational documents. The Portfolio's maximum exposure under these arrangements is dependent on future claims that may be made against the Portfolio and, therefore, cannot be estimated; however, based on experience, the risk of loss from such claims is considered remote.

Note 9. Recent Accounting Pronouncements

During June 2006, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation 48 ("FIN 48" or the "Interpretation"), Accounting for Uncertainty in Income Taxes — an interpretation of FASB statement 109. FIN 48 supplements FASB Statement 109, Accounting for Income Taxes, by defining the confidence level that a tax position must meet in order to be recognized in the financial statements. FIN 48 prescribes a comprehensive model for how a portfolio should recognize, measure, present, and disclose in its financial statements uncertain tax positions that the portfolio has taken or expects to take on a tax return. FIN 48 requires that the tax effects of a position be recognized only if it is "more likely than not" to be sustained based solely on its technical merits. Management must be able to conclude that the tax law, regulations, case law, and other objective information regarding the technical merits sufficiently support the position's sustainability with a likelihood of more than 50 percent. FIN 48 is effective for fiscal periods beginning after December 15, 2006. At adoption, the financial statements must be adjusted to reflect only those tax positions that are more likely than not to be sustained as of the adoption date.

On September 20, 2006, the FASB released Statement of Financial Accounting Standards No. 157 "Fair Value Measurements" ("FAS 157"). FAS 157 establishes an authoritative definition of fair value, sets out a framework for measuring fair value, and requires additional disclosures about fair-value measurements. The application of FAS 157 is required for fiscal years, beginning after November 15, 2007 and interim periods within those fiscal years.

At this time, management is evaluating the implications of FIN 48 and FAS 157 and their impact on the financial statements has not yet been determined.

Credit Suisse Trust — Small Cap Core I Portfolio

Report of Independent Registered Public Accounting Firm

To the Board of Trustees of Credit Suisse Trust and Shareholders of
Credit Suisse Trust — Small Cap Core I Portfolio:

In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Small Cap Core I Portfolio (formerly the Small Cap Growth Portfolio, hereafter referred to as the "Portfolio"), a portfolio of the Credit Suisse Trust, at December 31, 2006, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Portfolio's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at December 31, 2006 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP

Baltimore, Maryland
February 15, 2007

Credit Suisse Trust — Small Cap Core I Portfolio

Board Approval of Advisory Agreement (unaudited)

In approving the renewal of the current Advisory Agreement, the Board of Trustees, including the Independent Trustees, at a meeting on November 14-15, 2006, considered the following factors with respect to the Small Cap Core I Portfolio (formerly the Small Cap Growth Portfolio) (the "Portfolio"):

Investment Advisory Fee Rates

The Board reviewed and considered the contractual advisory fee of 0.70% ("Contractual Advisory Fee") that will become effective on December 1, 2006 in connection with the Portfolio's change in investment strategy, in light of the extent and quality of the advisory services provided by Credit Suisse Asset Management, LLC ("Credit Suisse").

Additionally, the Board received and considered information comparing the Portfolio's Contractual Advisory Fee and the Portfolio's overall expenses with those of funds in both the relevant expense group ("Expense Group") and universe of funds (the "Expense Universe") provided by Lipper Inc., an independent provider of investment company data.

Nature, Extent and Quality of the Services under the Advisory Agreement

The Board received and considered information regarding the nature, extent and quality of services provided to the Portfolio by Credit Suisse under the Advisory Agreement. The Board also noted information received at regular meetings throughout the year related to the services rendered by Credit Suisse. The Board reviewed background information about Credit Suisse, including its Form ADV. The Board considered the background and experience of Credit Suisse's senior management and the expertise of, and the amount of attention given to the Portfolio by, senior personnel of Credit Suisse. In addition, the Board reviewed the qualifications, backgrounds and responsibilities of the portfolio management team primarily responsible for the day-to-day portfolio management of the Portfolio and the extent of the resources devoted to research and analysis of actual and potential investments. The Board also received and considered information about the nature, extent and quality of services and fee rates offered to other Credit Suisse clients for comparable services.

Portfolio Performance

The Board received and considered the performance results of the Portfolio over time, along with comparisons both to the relevant performance group ("Performance Group") and universe of funds ("Performance Universe") for

Credit Suisse Trust — Small Cap Core I Portfolio

Board Approval of Advisory Agreement (unaudited) (continued)

the Portfolio. The Board was provided with a description of the methodology used to arrive at the funds included in the Performance Group and the Performance Universe.

Credit Suisse Profitability

The Board received and considered a profitability analysis of Credit Suisse based on the fees payable under the Advisory Agreement for the Portfolio, including other relationships between the Portfolio on the one hand and Credit Suisse affiliates on the other. The Board received profitability information for the other funds in the Credit Suisse family of funds.

Economies of Scale

The Board considered whether economies of scale in the provision of services to the Portfolio were being passed along to the shareholders. Accordingly, the Board considered whether the breakpoints in the Portfolio's current and new advisory fee structure were appropriate or reasonable taking into consideration economies of scale or other efficiencies that might accrue from increases in the Portfolio's asset levels.

Other Benefits to Credit Suisse

The Board considered other benefits received by Credit Suisse and its affiliates as a result of their relationship with the Portfolio. Such benefits include, among others, research arrangements with brokers who execute transactions on behalf of the Portfolio, administrative and brokerage relationships with affiliates of Credit Suisse and benefits potentially derived from an increase in Credit Suisse's businesses as a result of its relationship with the Portfolio (such as the ability to market to shareholders other financial products offered by Credit Suisse and its affiliates).

The Board considered the standards applied in seeking best execution, whether and to what extent soft dollar credits are sought and how any such credits are utilized, any benefits that may be achieved by using an affiliated broker and the existence of quality controls applicable to brokerage allocation procedures. The Board also reviewed Credit Suisse's method for allocating portfolio investment opportunities among its advisory clients.

Credit Suisse Trust — Small Cap Core I Portfolio

Board Approval of Advisory Agreement (unaudited) (continued)

Conclusions

In selecting Credit Suisse, and approving the Advisory Agreement and the investment advisory fee under such agreement, the Board concluded that:

•  The Contractual Advisory Fee is at the low end in the Portfolio's Expense Group and the Board considered the fee to be reasonable.

•  The Portfolio's performance was below most of its peers in its Performance Group and Performance Universe for most of the periods reviewed. As a result of continued underperformance, and in view of the organizational realignment of Credit Suisse's asset management business and the potential impact of those changes on the Portfolio, the Board had approved changes in the investment strategies and portfolio management of the Portfolio to a quantitative strategies approach to be implemented by the Credit Suisse Quantitative Strategies Group. The quantitative strategies and Contractual Advisory Fee went into effect on December 1, 2006. The Board would continue to monitor steps taken by Credit Suisse to improve performance.

•  Aside from performance (as described above), the Board was satisfied with the nature and extent of the investment advisory services provided to the Portfolio by Credit Suisse and that, based on dialogue with management and counsel, the services provided by Credit Suisse under the Advisory Agreement are typical of, and consistent with, those provided to similar mutual funds by other investment advisers.

•  In light of the costs of providing investment management and other services to the Portfolio and Credit Suisse's ongoing commitment to the Portfolio, the profits and other ancillary benefits that Credit Suisse and its affiliates received were considered reasonable.

•  Credit Suisse's profitability based on fees payable under the Advisory Agreement was reasonable in light of the nature, extent and quality of the services provided to the Portfolio thereunder.

•  In light of the amount of the Contractual Advisory Fee, the Portfolio's current fee structure was considered reasonable.

No single factor reviewed by the Board was identified by the Board as the principal factor in determining whether to approve the Advisory Agreement. The Independent Trustees were advised by separate independent legal counsel throughout the process.

Credit Suisse Trust — Small Cap Core I Portfolio

Information Concerning Trustees and Officers (unaudited)

Name, Address and Date of Birth	Position(s) Held with Trust	Term of Office[1] and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee
Independent Trustees

Enrique Arzac c/o Credit Suisse Asset Management, LLC Attn: General Counsel Eleven Madison Avenue New York, New York 10010 Date of Birth: 10/02/41	Trustee, Nominating Committee Member and Audit Committee Chairman	Since 2005	Professor of Finance and Economics, Graduate School of Business, Columbia University since 1971	37	Director of Epoch Holding
Corporation
(an investment
management and investment
advisory services
company);
Director of The
Adams Express Company
(a closed-end Investment
company); Director of
Petroleum and
Resources Corporation
(a closed-end investment
					company).

Richard H. Francis c/o Credit Suisse Asset Management, LLC Attn: General Counsel Eleven Madison Avenue New York, New York 10010 Date of Birth: 04/23/32	Trustee, Nominating and Audit Committee Member	Since 1999	Currently retired	31	None

Jeffrey E. Garten[2] Box 208200 New Haven, Connecticut 06520-8200 Date of Birth: 10/29/46	Trustee, Nominating and Audit Committee Member	Since 1998	The Juan Trippe Professor in the Practice of International Trade, Finance and Business from July 2005 to present; Partner and Chairman of Garten Rothkopf (consulting firm) from October 2005 to present; Dean of Yale School of Management from November 1995 to June 2005.	30	Director of Aetna, Inc. (insurance company); Director of CarMax Group (used car dealers).

1   Each Trustee and Officer serves until his or her respective successor has been duly elected and qualified.

2   Mr. Garten was initially appointed as a Trustee of the Portfolio on February 6, 1998. He resigned as Trustee on February 3, 2000 and was subsequently reappointed on December 21, 2000.

Credit Suisse Trust — Small Cap Core I Portfolio

Information Concerning Trustees and Officers (unaudited) (continued)

Name, Address and Date of Birth	Position(s) Held with Trust	Term of Office[1] and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee
Independent Trustees

Peter F. Krogh 301 ICC Georgetown University Washington, DC 20057 Date of Birth: 02/11/37	Trustee, Nominating and Audit Committee Member	Since 2001	Dean Emeritus and Distinguished Professor of International Affairs at the Edmund A. Walsh School of Foreign Service, Georgetown University from June 1995 to present.	30	Director of Carlisle Companies Incorporated (diversified manufacturing company).

Steven N. Rappaport Lehigh Court, LLC 40 East 52nd Street New York, New York 10022 Date of Birth: 07/10/48	Chairman of the Board of Trustees, Nominating Committee Chairman and Audit Committee Member	Trustee since 1999 and Chairman since 2005	Partner of Lehigh Court, LLC and RZ Capital (private investment firms) from July 2002 to present; Transition Adviser to SunGard Securities Finance, Inc. from February 2002 to July 2002; President of SunGard Securities Finance, Inc. from 2001 to February 2002; President of Loanet, Inc. (on-line accounting service) from 1997 to 2001.	37	Director of iCAD, Inc. (surgical and medical instruments and apparatus company); Director of Presstek, Inc. (digital imaging technologies company); Director of Wood Resources, LLC. (plywood manufacturing company).

Credit Suisse Trust — Small Cap Core I Portfolio

Information Concerning Trustees and Officers (unaudited) (continued)

Name, Address and Date of Birth	Position(s) Held with Trust	Term of Office[1] and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee
Interested Trustee

Michael E. Kenneally[3] c/o Credit Suisse Asset Management, LLC Attn: General Counsel Eleven Madison Avenue New York, New York 10010 Date of Birth: 03/30/54	Trustee	Since 2004	Chairman and Global Chief Executive Officer of Credit Suisse from March 2003 to July 2005; Chairman and Chief Investment Officer of Banc of America Capital Management from 1998 to March 2003.	30	None

3    Mr. Kenneally is a Trustee who is an "interested person" of the Fund as defined in the 1940 Act, because he was an officer of Credit Suisse within the last two fiscal years.

Credit Suisse Trust — Small Cap Core I Portfolio

Information Concerning Trustees and Officers (unaudited) (continued)

Name, Address and Date of Birth	Position(s) Held with Trust	Term of Office[1] and Length of Time Served	Principal Occupation(s) During Past Five Years
Officers

Keith M. Schappert Credit Suisse Asset Management, LLC Eleven Madison Avenue New York, New York 10010 Date of Birth: 01/14/51	Chief Executive Officer and President	Since 2007	Executive Vice Chairman and Head of Asset
Management for Americas; Chief Executive Officer
and President of Federated Investment Advisory
Companies from 2002 to March 31, 2006;
Chief Executive Officer and President of JP Morgan
Investment Management from April 1994
to November 2001.

Michael A. Pignataro Credit Suisse Asset Management, LLC Eleven Madison Avenue New York, New York 10010 Date of Birth: 11/15/59	Chief Financial Officer	Since 1999	Director and Director of Fund Administration of Credit Suisse; Associated with Credit Suisse or its predecessor since 1984; Officer of other Credit Suisse Funds.

Emidio Morizio Credit Suisse Asset Management, LLC Eleven Madison Avenue New York, New York 10010 Date of Birth: 09/21/66	Chief Compliance Officer	Since 2004	Director and Global Head of Compliance of Credit Suisse; Associated with Credit Suisse since July 2000; Officer of other Credit Suisse Funds.

J. Kevin Gao Credit Suisse Asset Management, LLC Eleven Madison Avenue New York, New York 10010 Date of Birth: 10/13/67	Chief Legal Officer, since 2006; Vice President and Secretary since 2004	Since 2004	Director and Legal Counsel of Credit Suisse;
Associated with Credit Suisse since
July 2003; Associated with the law
firm of Willkie Farr & Gallagher
LLP from 1998 to 2003; Officer of other
Credit Suisse Funds.

Robert Rizza Credit Suisse Asset Management, LLC Eleven Madison Avenue New York, New York 10010 Date of Birth: 12/09/65	Treasurer	Since 2006	Vice President of Credit Suisse; Associated with Credit Suisse since 1998; Officer of other Credit Suisse Funds.

The Statement of Additional Information includes additional information about the Trustees and is available, without charge, upon request, by calling 800-222-8977.

Credit Suisse Trust — Small Cap Core I Portfolio

Proxy Voting and Portfolio Holdings Information (unaudited)

Information regarding how the Portfolio voted proxies related to its portfolio securities during the 12 month period ended June 30 of each year, as well as the policies and procedures that the Portfolio uses to determine how to vote proxies relating to its portfolio securities are available:

•  By calling 1-800-222-8977

•  On the Portfolio's website, www.credit-suisse.com/us

•  On the website of the Securities and Exchange Commission, www.sec.gov.

The Portfolio files a complete schedule of its portfolio holdings for the first and third quarters of its fiscal year with the SEC on Form N-Q. The Portfolio's Forms N-Q are available on the SEC's website at www.sec.gov and may be reviewed and copied at the SEC's Public Reference Room in Washington, DC. Information on the operation of the SEC's Public Reference Room may be obtained by calling 1-202-551-8090.

P.O. BOX 55030, BOSTON, MA 02205-5030

800-222-8977 ■ www.credit-suisse.com/us

CREDIT SUISSE ASSET MANAGEMENT SECURITIES, INC., DISTRIBUTOR.  TRSCC I-AR-1206